Exhibit 99.1

SPX FLOW Historical Segment Results ($ Millions) FY FY Q1 Q2 Revenue Food & Beverage Power & Energy Industrial Combined Total $947 $1,011 $970 $998 $217 $168 $237 $181 $888 $837 $187 $197 $2,846 $2,805 $571 $615 Segment Income Food & Beverage Power & Energy Industrial Combined Total $92 $97 $90 $127 $24 $18 $29 $24 $129 $119 $25 $28 $318 $337 $67 $81 Segment Income % Food & Beverage Power & Energy Industrial Combined Total 9.7% 9.6% 9.3% 12.8% 11.0% 10.7% 12.3% 13.1% 14.5% 14.2% 13.3% 14.3% 11.2% 12.0% 11.7% 13.2% * These periods have not been subject to an audit or a review by the company’s independent external auditors Intended for Financial Modeling Purposes September 2015 Q1 Q2 Q3* Q4* $233 $243 $247 $246 $219 $254 $231 $258 $207 $209 $204 $219 Full Year $969 $962 $839 $659 $706 $682 $723 $18 $22 $28 $31 $26 $43 $47 $53 $30 $32 $30 $31 $2,770 $99 $169 $123 $74 $97 $105 $115 7.7% 9.1% 11.3% 12.6% 11.9% 16.9% 20.3% 20.5% 14.5% 15.3% 14.7% 14.2% $391 10.2% 17.6% 14.7% 11.2% 13.7% 15.4% 15.9% 14.1% 2015 2014 2013 2012